UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On December 24, 2008, Sunrise Senior Living, Inc. (the “Company”) entered into a Pre-Negotiation and Standstill Agreement (the “Standstill Agreement”) by and among the Company, two of its subsidiaries, Sunrise Hannover Senior Living GmbH & Co. KG (“PropCo”) and Sunrise Hannover GmbH (“OpCo,” and collectively with PropCo, the “Borrower”), and Natixis, London Branch, in its capacity as agent and security trustee (the “Agent”) for certain lenders under (i) a loan agreement, dated March 13, 2006, by and among the Agent, OpCo and certain lenders thereto (the “OpCo Loan”) and (ii) a loan agreement, dated March 13, 2006, by and among the Agent, PropCo and certain lenders thereto (the “PropCo Loan,” and collectively with the OpCo Loan, the “Loans”). In connection with the Loans, the Company and the Agent entered into (i) a funding obligation agreement, dated June 26, 2006, with PropCo (the “PropCo Funding Obligation”) and (ii) a funding obligation agreement, dated June 26, 2006, with OpCo (the “OpCo Funding Obligation,” and collectively with the PropCo Funding Obligation, the “Funding Obligations”) pursuant to which the Company provided certain guarantees to the Agent in respect of the Loans.

     On December 18, 2008, the Agent sent to the Company a demand letter requesting that the Company pay an amount equal to the cash flow deficit of EUR 11,224,376 (the “Cash Flow Deficit”) pursuant to the Funding Obligations.

     Pursuant to the terms of the Standstill Agreement, the Agent agreed, inter alia, to commence discussions and negotiations with the Company and the Borrower relating to certain obligations of the Company and the Borrower under the Loans and the Funding Obligations, and to not commence or prosecute any action or proceeding to enforce its demand for payment by the Company of the Cash Flow Deficit during the period commencing on December 24, 2008, and ending on the later of (i) 60 calendar days after the date of the Standstill Agreement and (ii) the termination date of an agreement, if any, that the Company intends to enter into with Bank of America, N.A. relating to its credit facility with such bank. In any event, the Standstill Agreement shall automatically terminate upon the occurrence of an event of default, as defined in the Standstill Agreement, and shall expire on March 31, 2009 at the latest.

     The Company, the Borrower and the Agent also entered into a Standstill Agreement (the “Borrower Standstill Agreement”) dated December 23, 2008, which agreement is governed by the laws of the Federal Republic of Germany, pursuant to which the Agent agreed, inter alia, not to enforce any of its acceleration and prepayment rights under the Loans during the period commencing on December 23, 2008, and ending on the later of (i) 60 calendar days after the date of the Borrower Standstill Agreement and (ii) the termination date of an agreement, if any, that the Company intends to enter into with Bank of America, N.A. relating to its credit facility with such bank. In any event, the Borrower Standstill Agreement shall automatically terminate upon the occurrence of an event of default, as defined in the Borrower Standstill Agreement, and shall expire on March 31, 2009 at the latest.

     The Standstill Agreement and the Borrower Standstill Agreement are collectively referred to herein as the “Standstill Agreements.” The foregoing summary of the Standstill Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Standstill Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.04.         Triggering Events That Accelerate or Increase a Direct Financial Obligation or a Obligation under an Off-Balance Sheet Arrangement.

     The information provided under Item 1.01 of this Current Report on Form 8-K regarding the demand made by the Agent for payment of EUR 11,224,376 under the Funding Obligations is incorporated by reference into this Item 2.04.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 18, 2008, the Board of Directors of the Company approved a change in the role of Ms. Tiffany L. Tomasso, the Company’s Chief Operating Officer, effective as of December 22, 2008.

     A copy of the press release issued by the Company on December 22, 2008 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

10.1	Pre-Negotiation and Standstill Agreement, dated December 24, 2008, by and among Sunrise Senior Living, Inc.,
Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch
10.2	Standstill Agreement, dated December 23, 2008, by and among Sunrise Senior Living, Inc., Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch
99.1	Press Release, dated December 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 24, 2008

Sunrise Senior Living, Inc.

By: /s/ Mark Ordan
Name: Mark Ordan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pre-Negotiation and Standstill Agreement, dated December 24, 2008, by and among Sunrise Senior Living, Inc.,
Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

10.2	Standstill Agreement, dated December 23, 2008, by and among Sunrise Senior Living, Inc., Sunrise Hannover Senior Living GmbH & Co. KG, Sunrise Hannover GmbH and Natixis, London Branch

99.1	Press Release, dated December 22, 2008